SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 15, 2001

ISCO INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-22302 (Commission file number)	36-3688459 (I.R.S. Employer Identification Number)

451 Kingston Court, Mt. Prospect, Illinois (Address of Principal Executive Offices)	60056 (Zip Code)

(847) 391-9400
(Registrant’s telephone number, including area code)

SIGNATURES

Item 5. Other Events.

     On November 15, 2001, ISCO International, Inc. (“ISCO”) filed suit against Dobson Communications Corporation, Dobson Operating Co., L.L.C. and Dobson Cellular Systems, Inc. (collectively “Dobson”) for infringement of ISCO’s recently issued U.S. Patent No. 6,263,215, entitled “Cryoelectronically Cooled Receiver Front End For Mobile Radio Systems,” which is the subject of existing previously disclosed litigation between ISCO, Superconductor Technologies, Inc. and Conductus, Inc. The suit against Dobson was filed in the United States District Court for the Western District of Oklahoma, and alleges that Dobson is using telecommunications equipment incorporating technology that infringes ISCO's patent without authority or license from ISCO. ISCO is seeking a permanent injunction restraining Dobson from infringing ISCO’s patent, as well as seeking triple damages plus attorney’s fees.

SIGNATURES

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: December 7, 2001		ISCO International, Inc.

	By:	/s/ Charles F. Willes Charles F. Willes Principal and Chief Accounting Officer